Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information, Contact:
Kara Bellamy	Laurie Berman
Chief Accounting Officer	PondelWilkinson Inc.
805.566.6100	310.279.5980
investor@qad.com	lberman@pondel.com

QAD Reports Fiscal 2020 Second Quarter and Year-To-Date Financial Results

-- Record Number of Deals Drives Continued Cloud Momentum --

SANTA BARBARA, Calif. – August 21, 2019 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies, today reported financial results for the fiscal 2020 second quarter and first six months ended July 31, 2019.

Fiscal 2020 Second Quarter Financial Highlights:

Total revenue for the fiscal 2020 second quarter was $76.4 million, compared with $84.5 million for the fiscal 2019 second quarter. The revenue decline was primarily related to an $8.6 million reduction in professional services. Currency had a negative $1.4 million impact on total revenue compared with the prior year quarter, and a negative $400,000 impact compared with the prior sequential quarter. Subscription revenue grew 15 percent (17 percent on a constant currency basis) from the same period last year, and was 34 percent of total revenue for the fiscal 2020 second quarter, a seven-percentage point increase over last year’s second quarter.

Additional fiscal 2020 second quarter financial highlights, versus the same period last year, include:

●	Subscription revenue of $25.9 million, up from $22.4 million. Currency had a $277,000 negative impact.
●	Subscription gross margin of 62 percent, versus 63 percent.
●	License revenue of $3.5 million, compared with $5.6 million. Currency had a negligible impact.
●	Professional services revenue of $17.4 million, versus $26.0 million. Currency had a $513,000 negative impact.
●	Maintenance and other revenue of $29.6 million, compared with $30.6 million. Currency had a $529,000 negative impact.
●	GAAP pre-tax loss of $3.4 million, versus GAAP pre-tax income of $2.6 million.
●	Non-GAAP pre-tax income of $43,000, compared with $5.9 million.
●

Income tax expense of $9.9 million, versus income tax expense of $1.5 million. Current period income tax expense includes a non-cash accounting adjustment of $10 million attributed to the placement of a valuation allowance mainly relating to the company’s Ireland deferred tax assets. Recent losses generated in connection with the company's continued transition to, and investment in, a cloud model, required a valuation allowance be placed on certain tax assets for accounting purposes. As cloud revenue continues to grow, the company believes profitability will increase over the long-term and its deferred tax assets will ultimately be realized.

●	GAAP net loss of $13.3 million, or $(0.69) per Class A share and $(0.57) per Class B share, versus GAAP net income of $1.1 million, or $0.05 per diluted Class A and diluted Class B share.

“The first six months of the year have produced the highest levels of subscription bookings in our history. Our investments in sales and marketing are starting to produce higher deal volumes, and are increasing our competitive wins. We expect this will translate into acceleration of our growth in the cloud,” said Anton Chilton, Chief Executive Officer at QAD. “To drive efficiency and better serve our customers, we have brought forward our plans to expand our services and partner ecosystems, which will increase our reach and reduce reliance by our customers on QAD’s global professional services organization.”

Fiscal 2020 Six-Month Financial Results:

Total revenue for the first half of fiscal 2020 was $154.4 million, compared with $170.7 million for the same period last year. Currency had a negative impact on total revenue of $4.7 million. Subscription revenue grew 16 percent to $51.2 million for the fiscal 2020 year-to-date period, compared with $44.0 million for the fiscal 2019 year-to-date period. GAAP pre-tax loss was $5.9 million for the first six months of fiscal 2020, compared with GAAP pre-tax income of $5.2 million for the first six months of fiscal 2019. GAAP net loss was $16.5 million, or $0.86 per Class A share and $0.71 per Class B share, for the fiscal 2020 first half, versus GAAP net income of $2.5 million, or $0.12 per diluted Class A share and $0.11 per diluted Class B share, for the same period last year. Non-GAAP pre-tax income was breakeven, compared with $10.5 million last year.

QAD’s cash and equivalents balance at July 31, 2019 was $141.8 million, versus $139.4 million at January 31, 2019. Cash provided by operations for the first six months of fiscal 2020 was $14.2 million, compared with $9.1 million one year ago.

Fiscal 2020 Second Quarter Operational Highlights:

●	Closed 24 new cloud deals;
●	Received orders from 22 customers representing more than $500,000 each in combined license, subscription, maintenance and professional services billings, including seven orders exceeding $1 million;
●

Received license or cloud orders from companies across QAD’s six vertical markets, including: Adient Limited, CCL Industries Inc., Chengdu Aerospace, Dubo Electricitee, GKN Plc, Mitek Industries Inc., Musculoskeletal Transplant, Nepon Inc., Rivian Automotive, Inc., SNOP, Tower Automotive and TS Tech Co., LTD;

●

Received several awards and recognitions, including QAD DynaSys being named as a Challenger in Gartner, Inc.’s May 2019 Magic Quadrant for Sales and Operations Planning Systems of Differentiation; and QAD India winning best Innovative Employee Development Practice of the Year by HR Infotech Association, an influential Human Resources organization in India;

●	Expanded or entered into several new partnerships, including Strategic Information Group for the sale and service of QAD ERP applications in the Republic of Ireland and Northern Ireland;
●	Launched QAD China Cloud via a partnership with Alibaba to provide QAD Adaptive ERP to its China based customers on the AliCloud; and
●	Released QAD Precision’s benchmarking tool, giving customers additional insight and analysis into their global trade and transportation operations.

Business Outlook:

With our customer’s priority of converting to the cloud prior to upgrading their systems, QAD now expects professional services revenue to be flat for the second half of the year, compared with the first half. In addition, the effect of the manufacturing economy slowdown on the company’s license business, predominantly generated from existing customers, is reducing license revenue expectations for the remainder of the year. While subscription bookings are at record levels, both in number and value, the timing of the deals has had an impact on full year subscription revenue expectations. Therefore, guidance is being updated to reflect these changes.

For the fiscal 2020 third quarter, QAD expects:

●	Total revenue of $78 to $79 million, including $27.5 to $28.0 million of subscription revenue.
●	GAAP pre-tax income of breakeven to a GAAP pre-tax loss of $1 million.
●	Non-GAAP pre-tax income of $2.2 to $3.4 million.

For the fiscal 2020 full year, QAD now expects:

●	Total revenue of $313 to $318 million, including $108 to $109 million of subscription revenue.
●	GAAP pre-tax loss of $4 to $5 million.
●	Non-GAAP pre-tax income of $6.7 to $8.7 million.

The following is a forward-looking reconciliation of GAAP pre-tax income to non-GAAP pre-tax income for the fiscal 2020 third quarter and full year:

QAD Inc.
Reconciliation of GAAP to Non-GAAP Forward-Looking Guidance Measures
(in thousands)
(unaudited)

	Three Months Ended		Twelve Months Ended
	October 31, 2019		January 31, 2020
	Low	High	Low	High
Non-GAAP pre-tax income reconciliation

GAAP (loss) income before income taxes	$(1,000)	-	$(5,000)	(4,000)
Add back
Stock-based compensation expense	3,100	3,300	11,400	12,400
Amortization of purchased intangible assets	75	75	300	300
Non-GAAP income before income taxes	$2,175	$3,375	$6,700	$8,700

Non-GAAP income tax expense on non-GAAP earnings	$750	$900	$3,100	$3,500

Weighted average basic shares outstanding
Class A	16,800	17,000	16,500	16,900
Class B	3,300	3,400	3,300	3,400

Weighted average diluted shares outstanding
Class A	17,600	18,000	17,300	17,700
Class B	3,400	3,500	3,400	3,500

Calculation of Earnings per Share (EPS)

EPS is reported based on the company’s dual-class share structure, and includes a calculation for both Class A and Class B shares. Since Class A shares have rights to 120% of dividends paid on Class B shares, net income is apportioned so that earnings per share attributable to a Class A share are 120% of earnings per share attributable to a Class B share.

Fiscal 2020 Second Quarter Financial Results Conference Call

When: Wednesday, August 21, 2019

Time: 2:00 p.m. PT (5:00 p.m. ET)

Phone: 800-230-1074 (domestic); 612-332-0530 (international)

Replay: Accessible through midnight August 28, 2019; 800-475-6701 (domestic); 320-365-3844 (international); passcode 470288

Webcast: Accessible at www.qad.com; archive available for approximately one year

Note about Non-GAAP Financial Measures

QAD has disclosed non-GAAP adjusted EBITDA, non-GAAP adjusted EBITDA margins, non-GAAP pre-tax income and non-GAAP income tax expense on non-GAAP earnings in this press release for the second quarter and first six months of fiscal 2020. These are non-GAAP financial measures as defined by SEC Regulation G. QAD defines the non-GAAP measures as follows:

●

Non-GAAP adjusted EBITDA - EBITDA is GAAP net income before net interest expense, income tax expense, depreciation and amortization. Non-GAAP adjusted EBITDA is EBITDA less stock-based compensation expense and the change in the fair value of the interest rate swap.

●	Non-GAAP adjusted EBITDA margins - Calculated by dividing non-GAAP adjusted EBITDA by total revenue.
●

Non-GAAP pre-tax income - GAAP income before income taxes not including the effects of stock-based compensation expense, amortization of purchased intangible assets and the change in fair value of the interest rate swap.

●

Non-GAAP income tax expense on non-GAAP earnings - Defined as GAAP tax expense excluding discrete items such as return to provision adjustments, stock based compensation, rate change impacts, new valuation allowances on new positions and changes in reserves for unrecognized tax benefits.

QAD’s management uses non-GAAP measures internally to evaluate the business and believes that presenting non-GAAP measures provides useful information to investors regarding the company’s underlying business trends and performance of the company’s ongoing operations as well as useful metrics for monitoring the company’s performance and evaluating it against industry peers. The non-GAAP financial measures presented should be used in addition to, and in conjunction with, results presented in accordance with GAAP, and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the company’s consolidated financial statements in their entirety and to not rely on any single financial measure in evaluating the company.

Tables providing a reconciliation of the non-GAAP measures to their most comparable GAAP measures are included at the end of this press release.

QAD non-GAAP measures reflect adjustments based on the following items:

Stock-based compensation expense: The company has excluded the effect of stock-based compensation expense from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense which generally requires cash settlement by QAD, and therefore is not used by the company to assess the profitability of its operations. The company also believes the exclusion of stock-based compensation expense provides a more useful comparison of its operating results to the operating results of its peers.

Amortization of purchased intangible assets: The company amortizes purchased intangible assets in connection with its acquisitions. QAD has excluded the effect of amortization of purchased intangible assets, which include purchased technology and customer relationships, from its non-GAAP pre-tax income calculation, because doing so makes internal comparisons to the company’s historical operating results more consistent. In addition, the company believes excluding amortization of purchased intangible assets provides a more useful comparison of its operating results to the operating results of its peers.

Change in fair value of the interest rate swap: The company entered into an interest rate swap to mitigate its exposure to the variability of one-month LIBOR for its floating rate debt related to the mortgage of its headquarters. QAD has excluded the gain/loss adjustments to record the interest rate swap at fair value from its non-GAAP adjusted EBITDA and non-GAAP pre-tax income calculations. The company believes that these fluctuations are not indicative of its operational costs or meaningful in evaluating comparative period results because the company currently has no intention of exiting the debt agreement early; and therefore over the life of the debt the sum of the fair value adjustments will be $0.

Non-GAAP income tax on non-GAAP earnings: The company discloses non-GAAP income tax on non-GAAP earnings in order to provide a reader with the ability to calculate non-GAAP earnings per share. The company’s estimate of non-GAAP income tax expense excludes the tax effect of stock-based compensation and other discrete items. The company believes it is appropriate to exclude discrete items from its non-GAAP income tax expense on non-GAAP earnings calculation because the company’s non-GAAP pre-tax income excludes the effect of stock-based compensation; and discrete items are unpredictable and generally are not recognized until incurred.

About QAD – The Effective Enterprise

QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB) is a leading provider of flexible, cloud-based enterprise software and services for global manufacturing companies. QAD Adaptive ERP for manufacturing supports operational requirements in the areas of financials, customer management, supply chain, manufacturing, service and support, analytics, business process management and integration. QAD's portfolio includes related solutions for quality management software, supply chain management software, transportation management software and B2B interoperability. Since 1979, QAD solutions have enabled customers in the automotive, consumer products, food and beverage, high tech, industrial manufacturing and life sciences industries to better align operations with their strategic goals to become Effective Enterprises..

To learn more, visit www.qad.com or call +1 805-566-6000.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

Note to Investors: This press release contains certain forward-looking statements made under the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding projections of revenue, income and loss, capital expenditures, plans and objectives of management regarding the company's business, future economic performance or any of the assumptions underlying or relating to any of the foregoing.  Forward-looking statements are based on the company's current expectations.  Words such as "expects," "believes," "anticipates," "could," "will likely result," "estimates," "intends," "may," "projects," "should," "would," "might," "plan" and variations of these words and similar expressions are intended to identify these forward-looking statements.  A number of risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements.  These risks include, but are not limited to: risks associated with our cloud service offerings, such as defects and disruptions in our services, our ability to properly manage our cloud service offerings, our reliance on third-party hosting and other service providers, and our exposure to liability and loss from security breaches; demand for the company's products, including cloud service, licenses, services and maintenance; pressure to make concessions on our pricing and changes in our pricing models; protection of our intellectual property; dependence on third-party suppliers and other third-party relationships, such as sales, services and marketing channels; changes in our revenue, earnings, operating expenses and margins; the reliability of our financial forecasts and estimates of the costs and benefits of transactions; the ability to leverage changes in technology; defects in our software products and services; third party opinions about the company; competition in our industry; the ability to recruit and retain key personnel; delays in sales; timely and effective integration of newly acquired businesses; economic conditions in our vertical markets and worldwide; exchange rate fluctuations; and the global political environment.  For a more detailed description of the risk factors associated with the company and factors that may affect our forward-looking statements, please refer to the company's latest Annual Report on Form 10-K and, in particular, the section entitled "Risk Factors" therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter.  Management does not undertake to update these forward-looking statements except as required by law.

(financial tables follow)

QAD Inc.
Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018
Revenue:
Subscription	$25,888	$22,439	$51,194	$43,950
License	3,516	5,561	7,982	11,827
Maintenance and other	29,586	30,574	59,485	62,057
Professional services	17,388	25,969	35,752	52,899
Total revenue	76,378	84,543	154,413	170,733
Cost of revenue:
Subscription	9,903	8,334	19,320	16,562
License	554	574	1,145	1,238
Maintenance and other	7,459	7,774	15,062	15,639
Professional services	18,116	23,754	37,439	48,064
Total cost of revenue	36,032	40,436	72,966	81,503
Gross profit	40,346	44,107	81,447	89,230
Operating expenses:
Sales and marketing	20,191	19,502	41,082	39,448
Research and development	13,870	13,513	27,857	27,519
General and administrative	10,392	9,366	19,810	18,728
Amortization of intangibles from acquisitions	66	-	133	-
Total operating expenses	44,519	42,381	88,882	85,695
Operating (loss) income	(4,173)	1,726	(7,435)	3,535
Other (income) expense:
Interest income	(789)	(743)	(1,513)	(1,267)
Interest expense	148	154	301	311
Other (income), net	(154)	(269)	(326)	(673)
Total other (income), net	(795)	(858)	(1,538)	(1,629)
(Loss) income before income taxes	(3,378)	2,584	(5,897)	5,164
Income tax expense	9,872	1,471	10,587	2,654
Net (loss) income	$(13,250)	$1,113	$(16,484)	$2,510

Net (loss) income	$(13,250)	$1,113	$(16,484)	$2,510
Other comprehensive income, net of tax:
Foreign currency translation adjustments	298	(326)	35	(836)
Total comprehensive (loss) income	$(12,952)	$787	$(16,449)	$1,674

Diluted (loss) income per share
Class A	$(0.69)	$0.05	$(0.86)	$0.12
Class B	$(0.57)	$0.05	$(0.71)	$0.11

Diluted Weighted Shares
Class A	16,465	17,927	16,417	17,886
Class B	3,264	3,434	3,264	3,425

QAD Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2019	2019
Assets
Current assets:
Cash and equivalents	$141,768	$139,413
Short-term investments	1,200	1,200
Accounts receivable, net	41,495	81,577
Other current assets	23,411	22,150
Total current assets	207,874	244,340

Property and equipment, net	29,446	29,621
Lease right-of-use assets, net	18,195	-
Capitalized software costs, net	1,720	1,598
Goodwill	12,379	12,423
Long-term deferred tax assets, net	6,571	16,172
Other assets, net	12,202	13,020

Total assets	$288,387	$317,174

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt	$492	$487
Lease liabilities	4,855	-
Accounts payable and other current liabilities	40,318	50,250
Deferred revenue	94,399	115,253
Total current liabilities	140,064	165,990

Long-term debt	12,589	12,836
Long-term lease liabilities	14,059	-
Other liabilities	5,815	5,101

Stockholders' equity:
Common stock	20	20
Additional paid-in capital	196,312	196,723
Treasury stock	(4,943)	(7,350)
Accumulated deficit	(67,903)	(48,485)
Accumulated other comprehensive loss	(7,626)	(7,661)
Total stockholders' equity	115,860	133,247

Total liabilities and stockholders' equity	$288,387	$317,174

QAD Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended
	July 31,
	2019	2018

Net cash provided by operating activities	$14,178	$9,146

Cash flows from investing activities:
Purchase of property and equipment	(3,707)	(2,004)
Acquisition of businesses, net of cash acquired	-	(450)
Capitalized software costs	(534)	(536)
Net cash used in investing activities	(4,241)	(2,990)

Cash flows from financing activities:
Repayments of debt	(253)	(234)
Tax payments related to stock awards	(3,496)	(8,576)
Cash dividends paid	(2,761)	(2,731)
Net cash used in financing activities	(6,510)	(11,541)

Effect of exchange rates on cash and equivalents	(1,072)	(2,110)
Net increase (decrease) in cash and equivalents	2,355	(7,495)
Cash and equivalents at beginning of period	139,413	147,023
Cash and equivalents at end of period	$141,768	$139,528

QAD Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2019	2018	2019	2018

Total revenue	$76,378	$84,543	$154,413	$170,733

Net (loss) income	(13,250)	1,113	(16,484)	2,510
Add back:
Net interest income	(641)	(589)	(1,212)	(956)
Depreciation	1,276	1,188	2,603	2,388
Amortization	300	146	574	305
Income tax expense	9,872	1,471	10,587	2,654
EBITDA	$(2,443)	$3,329	$(3,932)	$6,901
Add back:
Stock-based compensation expense	3,188	3,364	5,492	5,470
Change in fair value of interest rate swap	160	(35)	251	(152)
Adjusted EBITDA	$905	$6,658	$1,811	$12,219
Adjusted EBITDA margin	1%	8%	1%	7%

Non-GAAP pre-tax income (loss) reconciliation

(Loss) income before income taxes	$(3,378)	$2,584	$(5,897)	$5,164
Add back
Stock-based compensation expense	3,188	3,364	5,492	5,470
Amortization of purchased intangible assets	73	-	147	-
Change in fair value of interest rate swap	160	(35)	251	(152)
Non-GAAP income (loss) before income taxes	$43	$5,913	$(7)	$10,482

Non-GAAP income tax expense on non-GAAP earnings	$1,074	$1,622	$1,657	$2,734